Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 204 to the Registration Statement on Form N–1A of Fidelity Investment Trust: Fidelity Global Commodity Stock Fund and Fidelity Infrastructure Fund of our reports dated December 13, 2023; Fidelity Enduring Opportunities Fund, Fidelity Series International Growth Fund, and Fidelity Sustainable Emerging Markets Equity Fund of our reports dated December 14, 2023; Fidelity Series Canada Fund of our report dated December 15, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended October 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 20, 2023